                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                      PARAMETRIC TECHNOLOGY CORPORATION,
                               RASNA CORPORATION
                                      AND
                          THE PRINCIPAL SHAREHOLDERS
                             OF RASNA CORPORATION
                                 NAMED HEREIN



                         _____________________________

                           Dated as of May 30, 1995

                         _____________________________





              ==================================================

                               TABLE OF CONTENTS

                                                                  Page

SECTION 1 - THE MERGER...........................................   1
     1.1     The Merger..........................................   1
     1.2     Effective Time......................................   1
     1.3     Effects of the Merger...............................   2
     1.4     Articles of Incorporation and Bylaws................   2
     1.5     Directors and Officers..............................   2
     1.6     Conversion of Stock.................................   2
     1.7     Options.............................................   3
     1.8     Closing of Rasna Transfer Books.....................   4
     1.9     Dissenting Shares...................................   4
    1.10     Exchange of Certificates............................   4
    1.11     No Fractional Shares................................   5
    1.12     Escrow of Shares....................................   5

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF RASNA..............   5
     2.1     Organization and Qualification......................   6
     2.2     Authority to Execute and Perform Agreements.........   6
     2.3     Capitalization and Title to Shares..................   6
     2.4     Subsidiaries and Other Affiliates...................   7
     2.5     Financial Statements................................   8
     2.6     Absence of Undisclosed Liabilities..................   8
     2.7     No Material Adverse Change..........................   8
     2.8     Tax Matters.........................................   9
     2.9     Compliance with Laws................................  10
    2.10     No Breach...........................................  10
    2.11     Actions and Proceedings.............................  11
    2.12     Contracts and Other Agreements......................  11
    2.13     Bank Accounts and Powers of Attorney................  13
    2.14     Properties..........................................  13
    2.15     Intellectual Property...............................  13
    2.16     Customers...........................................  14
    2.17     Accounts Receivable.................................  14
    2.18     Inventory...........................................  14
    2.19     Employee Benefit Plans..............................  14
    2.20     Employee Relations..................................  15
    2.21     Transactions with Management........................  15
    2.22     Insurance...........................................  15
    2.23     Brokerage...........................................  16
    2.24     Hazardous Materials.................................  16
    2.25     Net Operating Losses................................  16
    2.26     Disclosure..........................................  16

                                      (i)

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
     SHAREHOLDERS................................................  17
     3.1     Authority to Execute and Perform Agreements.........  17
     3.2     No Breach...........................................  17
     3.3     Title to Shares.....................................  17
     3.4     Accuracy of Rasna Representations and Warranties....  18

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF PARAMETRIC.........  18
     4.1     Organization........................................  18
     4.2     Authority to Execute and Perform Agreement..........  18
     4.3     Capitalization......................................  18
     4.4     SEC Reports.........................................  19
     4.5     Financial Statements................................  19
     4.6     No Material Adverse Change..........................  19
     4.7     Actions and Proceedings.............................  19
     4.8     No Breach...........................................  19

SECTION 5 - COVENANTS AND AGREEMENTS.............................  20
     5.1     Conduct of Business.................................  20
     5.2     Corporate Examinations and Investigations...........  21
     5.3     Expenses............................................  22
     5.4     Authorization from Others...........................  22
     5.5     Consummation of Agreement...........................  22
     5.6     Further Assurances..................................  22
     5.7     Securities Law Matters..............................  22
     5.8     Shareholder Meeting.................................  23
     5.9     Public Announcements and Confidentiality............  23
    5.10     Affiliate Letters...................................  24
    5.11     No Solicitation.....................................  24
    5.12     Filings Under HSR Act...............................  24
    5.13     Voting of Rasna Stock...............................  24
    5.14     Parametric SEC Filings..............................  25
    5.15     Employee Retention Arrangements.....................  25
    5.16     Contract Modifications..............................  25

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH
     PARTY TO CONSUMMATE THE MERGER..............................  25
     6.1     Approvals...........................................  25
     6.2     Fairness Determination..............................  25
     6.3     HSR Act.............................................  25
     6.4     Absence of Order....................................  26
     6.5     Nasdaq Listing......................................  26

SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
     PARAMETRIC TO CONSUMMATE THE MERGER.........................  26
     7.1     Representations, Warranties and Covenants...........  26
     7.2     Affiliate Letters...................................  27

                                     (ii)

     7.3     Opinion of Counsel to Rasna.........................  27
     7.4     Merger Documents....................................  27
     7.5     Dissenting Shares...................................  27
     7.6     Pooling of Interests................................  27
     7.7     Escrow Agreement....................................  27
     7.8     Bank Accounts.......................................  27
     7.9     Tax Opinion.........................................  27
    7.10     Certificates........................................  27

SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION OF RASNA
     AND THE PRINCIPAL SHAREHOLDERS TO CONSUMMATE THE
     MERGER......................................................  28
     8.1     Representations, Warranties and Covenants...........  28
     8.2     Opinion of Counsel to Parametric....................  28
     8.3     Tax Opinion.........................................  28
     8.4     Certificates........................................  28

SECTION 9 - TERMINATION, AMENDMENT AND WAIVER....................  29
     9.1     Termination.........................................  29
     9.2     Effect of Termination...............................  30
     9.3     Termination Fee.....................................  30
     9.4     Amendment...........................................  31
     9.5     Waiver..............................................  31

SECTION 10 - INDEMNIFICATION.....................................  31
    10.1     Survival............................................  31
    10.2     Obligation of Rasna and the Shareholders to
             Indemnify...........................................  32
    10.3     Obligation of Parametric to Indemnify...............  32
    10.4     Limitations on Indemnification......................  32
    10.5     Notice and Defense of Claims........................  33

SECTION 11 - MISCELLANEOUS.......................................  34
    11.1     Notices.............................................  34
    11.2     Entire Agreement....................................  35
    11.3     Governing Law.......................................  35
    11.4     Binding Effect; No Assignment.......................  35
    11.5     Variations in Pronouns..............................  35
    11.6     Counterparts........................................  35
    11.7     Disclosure Schedules................................  35

                                     (iii)

EXHIBITS
--------

A    Form of Escrow Agreement
B    Form of Affiliate Letter


                                     (iv)

                         AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER dated as of May 30, 1995 (this "Agreement") is among Parametric Technology Corporation ("Parametric"), a Massachusetts corporation, Rasna Corporation ("Rasna"), a California corporation and the shareholders of Rasna identified on the signature pages hereto (the "Principal Shareholders"). The parties wish to effect the acquisition of Rasna by Parametric through a merger of Rasna into Parametric on the terms and conditions hereof. This Agreement is intended to be a "plan of reorganization" within the meaning of (S)368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    Accordingly, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:


                             SECTION 1 - THE MERGER

     1.1   The Merger.  Upon the terms and subject to the conditions hereof, and
           ----------
in accordance with the General Corporation Law of the State of California (the "CGCL") and the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL"), Rasna shall be merged with and into Parametric (the "Merger").
The Merger shall occur at the Effective Time (as defined herein). Following the Merger, Parametric shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Rasna shall cease.

     1.2   Effective Time.  As soon as practicable after satisfaction or waiver
           --------------
of all conditions to the Merger, the parties shall cause articles of merger to be filed in accordance with Section 79 of the MBCL and thereafter a copy of such articles of merger, as certified by the Secretary of the Commonwealth of Massachusetts, to be filed in accordance with Section 1108 of the CGCL (the agreement of merger and the articles of merger as appropriate for each state are referred to herein collectively as the "Merger Documents") and shall take all such further actions as may be required by law to make the Merger effective.
The Merger shall be effective at such time as the articles of merger are filed with the Secretary of the Commonwealth of Massachusetts in accordance with the MBCL or at such later time as is specified in such documents (the "Effective Time"). Immediately prior to the filing of the Merger Documents, a closing (the "Closing") will be held at the offices of Palmer & Dodge, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. Subject to satisfaction or waiver of each of the conditions specified in Sections 6, 7 and 8 hereof, the Closing shall take place within three business days after the last to occur of:

     (a) the day the Merger is approved by the shareholders of Rasna pursuant to
Section 5.8;

     (b) the date of expiration or termination of any waiting period or extension thereof applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");

or on such other date as the parties may agree, but not earlier than August 1, 1995. The date on which the Closing occurs is referred to herein as the "Closing Date".

     1.3   Effects of the Merger.  The Merger shall have the effects set forth
           ---------------------
in Section 1107 of the CGCL and Section 80 of the MBCL.

     1.4   Articles of Incorporation and Bylaws.  The Articles of Organization
           ------------------------------------
and Bylaws of Parametric, in each case as in effect immediately prior to the Effective Time shall be the Articles of Organization and Bylaws of the Surviving Corporation immediately after the Effective Time.

     1.5   Directors and Officers.  The directors and officers of Parametric
           ----------------------
immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with their respective terms.

     1.6   Conversion of Stock.
           -------------------

     (a) For purposes of this Agreement, "Merger Consideration" means 4,253,491/*/ shares of common stock, $.01 par value per share, of Parametric ("Parametric Common Stock").

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of Parametric or Rasna:

          (i) All shares of common stock, $.001 par value per share ("Rasna Common Stock"), and all shares of Series A Preferred Stock, $.001 par value per share, Series B Preferred Stock, $.001 par value per share, Series C Preferred Stock, $.001 par value per share and Series C1 Preferred Stock, $.001 par value per share (collectively, "Rasna Preferred Stock"), of Rasna (the Rasna Common Stock and the Rasna Preferred Stock being referred to hereinafter collectively as the "Rasna Stock") outstanding immediately prior to the Effective Time, other than (A) shares held by Rasna as treasury stock or shares held by any subsidiary of Rasna and (B) Dissenting Shares (as defined in Section 1.9), shall be converted into and become the right to receive, (subject to the payment of cash for fractional shares as provided in Section 1.11) shares of Parametric Common Stock in accordance with Section 1.6(d).


--------------------------
/*/ The number of shares was determined by dividing $194,040,000 by the average of the closing prices of Parametric Common Stock as reported by the Nasdaq National Market System for the 20 trading days ending on the third trading day prior to the date hereof ($45.619).

          (ii) All shares of Rasna Stock held at the Effective Time by Rasna as treasury stock or by a subsidiary of Rasna shall be canceled and no payment shall be made with respect thereto.

          (iii) All Dissenting Shares shall be handled in accordance with
Section 1.9.

     (c) For purposes of this Agreement, "Closing Market Value" of Parametric Common Stock means the average of the closing prices of Parametric Common Stock as reported by the Nasdaq National Market System for the 20 trading days ending on the third trading day prior to the Closing Date.

     (d) The Merger Consideration shall be allocated among the holders of shares of Rasna Stock outstanding immediately prior to the Effective Time (i) by first allocating to the holders of Rasna Preferred Stock outstanding at the Effective Time, if any, that number of shares of Parametric Common Stock determined by dividing the aggregate liquidation preference amount to which each such holder is entitled under Section 2 of Rasna's Articles of Incorporation by the Closing Market Value of Parametric Common Stock and (ii) then allocating among the holders of Rasna Common Stock outstanding at the Effective Time (other than the holders of Dissenting Shares) that number of shares of Parametric Common Stock determined by multiplying the number of shares of Rasna Common Stock held by each such holder by the Conversion Factor (as defined below). The remainder of the Merger Consideration plus a number of shares of Parametric Common Stock equal to the Terminating Option Shares (as defined below) times the Conversion Factor shall be reserved for issuance pursuant to the exercise of Rasna stock options converted into Parametric stock options pursuant to Section 1.7.

     (e) "Conversion Factor" means the quotient obtained by dividing (i) the number of shares of Parametric Common Stock comprising the Merger Consideration (after subtracting such number of shares of Parametric Common Stock as are allocated to the holders of Preferred Stock) by (ii) the number of shares of Rasna Common Stock outstanding and deemed to be outstanding immediately prior to the Effective Time less (x) 630,000 minus (y) the number of shares of Rasna Common Stock subject to stock options that are terminated between the date hereof and the Closing Date due to the optionholders' termination of employment with Rasna prior to the Closing Date. For this purpose, each share of Rasna Stock issuable upon exercise of a Rasna stock option outstanding at the Effective Time will be deemed to be outstanding immediately prior to the Effective Time. The difference between 630,000 and the number of shares of Rasna Common Stock referred to in clause (y) above is referred to herein as the "Terminating Option Shares" and in no event shall be less than zero.

     1.7   Options.  At the Effective Time, each outstanding and unexercised
           -------
Rasna stock option shall cease to represent a right to acquire shares of Rasna Common Stock and shall be converted automatically into an option to purchase shares of Parametric Common Stock in an amount and at an exercise price determined as provided below:

     (a) The number of shares of Parametric Common Stock subject to the new option shall be equal to the product of the number of shares of Rasna Common Stock subject to the original option and the Conversion Factor, provided that any fractional shares of Parametric Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

     (b) The exercise price per share of Parametric Common Stock under the new option shall be equal to the quotient obtained by dividing the exercise price per share of Rasna Common Stock under the original option by the Conversion Factor, provided that such exercise price shall be rounded to the nearest cent.

     The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Rasna shall be deemed to be references to Parametric.

     1.8   Closing of Rasna Transfer Books.  At the Effective Time, the stock
           --------------------------------
transfer books of Rasna shall be closed and no transfer of Rasna Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Rasna Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Parametric Common Stock.

     1.9   Dissenting Shares.
           -----------------

     (a) Shares of capital stock of Rasna held by a shareholder who has properly exercised dissenters rights with respect thereto in accordance with
Section 1300 of the CGCL (collectively, the "Dissenting Shares") shall not be converted into shares of Parametric Common Stock. From and after the Effective Time, a shareholder who has properly exercised such dissenters rights shall no longer retain any rights of a shareholder of Rasna or the Surviving Corporation, except those provided under the CGCL.

     (b) Rasna shall give Parametric (i) prompt notice of any written demands under Section 1300 of the CGCL with respect to any shares of capital stock of Rasna, any withdrawal of any such demands and any other instruments served pursuant to the CGCL and received by Rasna and (ii) the right to participate in all negotiations and proceedings with respect to any demands under Section 1300 with respect to any shares of capital stock of Rasna. Rasna shall cooperate with Parametric concerning, and shall not, except with the prior written consent of Parametric, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

     1.10  Exchange of Certificates.  Parametric shall authorize one or more
           ------------------------
persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parametric shall cause the Exchange Agent to mail (i) to all former holders of record of Rasna Stock instructions for surrendering their certificates representing Rasna Stock in exchange for a certificate or certificates representing shares of Parametric Common Stock.
Upon surrender of a Rasna Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parametric, the holder of such certificate shall be entitled to receive in exchange therefor (subject to the escrow deposit required by Section 1.12) a certificate representing that number of whole shares of Parametric Common Stock into which the shares of Rasna Stock theretofore represented by such certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of this Section, each Rasna Stock certificate (other than for shares to be canceled in accordance with Section 1.6.(a)(ii) and Dissenting Shares, if any) shall represent for all purposes shares of Parametric Common Stock. Parametric Common Stock into which Rasna Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any Parametric Common Stock certificates are to be issued in a name other than that in which the Rasna Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parametric Common Stock in a name other than that of the registered holder of the certificate or surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     1.11  No Fractional Shares.  No certificates representing fractional shares
           --------------------
of Parametric Common Stock shall be issued upon the surrender for exchange of Rasna Stock certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, each holder of shares of Rasna Stock who would otherwise have been entitled to a fractional share of Parametric Common Stock, will receive upon surrender of a Rasna Stock certificate or certificates, as the case may be, an amount in cash (without interest) determined by multiplying such fraction by the Closing Market Value of Parametric Common Stock (determined in accordance with Section 1.6(b)). Parametric shall not be liable to any holder of shares of Rasna Stock for any cash in lieu of fractional interests delivered to a public official pursuant to applicable escheat or abandoned property laws.

     1.12  Escrow of Shares.  At the Effective Time, Parametric shall deposit
           ----------------
10% of the total number of shares comprising the Merger Consideration (after subtracting the shares that would otherwise be allocable to holders of Dissenting Shares) with an escrow agent reasonably satisfactory to Rasna to be held and disbursed by such agent in accordance with the form of escrow agreement (the "Escrow Agreement") attached hereto as Exhibit A. Such shares shall be
                                            ---------
deducted pro rata from the shares allocable to each former holder of Rasna
Stock.


              SECTION 2 - REPRESENTATIONS AND WARRANTIES OF RASNA

     Except as set forth on the disclosure schedule delivered to Parametric on the date hereof (the "Rasna Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Rasna represents and warrants to Parametric as set forth below:

     2.1   Organization and Qualification.
           ------------------------------

     (a) Each of Rasna and the Subsidiaries (as defined in Section 2.4) is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation with full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted. Each of Rasna and the Subsidiaries is qualified or otherwise authorized to transact business as a foreign corporation in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of Rasna and the Subsidiaries taken as a whole (the "Business of Rasna").

     (b) None of Rasna or the Subsidiaries files or is required to file any franchise, income or other tax returns in any other jurisdiction (in the United States or outside of the United States), other than its jurisdiction of incorporation, based upon the ownership or use of property therein or the derivation of income therefrom.

     (c) Rasna has previously provided to Parametric true and complete copies of the charter and bylaws of Rasna and each Subsidiary as presently in effect, and neither Rasna nor any Subsidiary is in default in the performance, observation or fulfillment of either of its charter or bylaws. The minute books of Rasna and each of the Subsidiaries contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the shareholders since the time of each such corporation's incorporation and accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meetings. The stock books of Rasna and each of the Subsidiaries are true and complete.

     2.2   Authority to Execute and Perform Agreements.  Rasna has the corporate
           -------------------------------------------
power and authority to enter into, execute and deliver this Agreement and, subject to the approval of this Agreement by Rasna's shareholders, to perform fully its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Rasna. No other action on the part of Rasna is necessary to consummate the transactions contemplated hereby (other than approval by the shareholders of Rasna of this Agreement and the transactions described herein). This Agreement has been duly executed and delivered by Rasna and, subject to the foregoing, constitutes a valid and binding obligation of Rasna, enforceable in accordance with its terms, except as such enforceability may be limited by the application of general principles of equity or by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights.

     2.3   Capitalization and Title to Shares.
           ----------------------------------

     (a) Rasna is authorized to issue 20,000,000 shares of Rasna Common Stock, of which 4,714,185 shares are issued and outstanding, and 11,106,664 shares of Rasna Preferred Stock issuable in series. Of such Rasna Preferred Stock, 6,932,664 shares have been designated Series A Stock, of which 6,927,039 shares are issued and outstanding;

1,894,000 shares have been designated as Series B Stock, of which 1,885,176 shares are issued and outstanding; 1,000,000 shares have been designated as Series C Stock, of which 1,000,000 shares are issued and outstanding; and 1,280,000 shares have been designated as Series C1 Stock, of which 768,890 shares are issued and outstanding. Such shares are owned of record by the persons and in the amounts set forth on the Rasna Disclosure Schedule. No other class of capital stock of Rasna is authorized or outstanding. All of the issued and outstanding shares of Rasna's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares of Rasna have been issued in violation of any federal or state law or any preemptive rights or rights to subscribe for or purchase securities.

     (b) The Rasna Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from Rasna any shares of the capital stock or any other security of Rasna, and all outstanding securities of any kind convertible into or exchangeable for such securities. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 2.3(b) have been previously furnished to Parametric. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of Rasna to which Rasna is a party.

     (c) Rasna does not own beneficially any shares of capital stock of Parametric.

     2.4   Subsidiaries and Other Affiliates.
           ---------------------------------

     (a) The Rasna Disclosure Schedule sets forth all of the Subsidiaries and the jurisdiction in which each is incorporated. All issued and outstanding shares of each Subsidiary are owned directly by Rasna free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which Rasna or any Subsidiary owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors.

     (b) Except as set forth above, there are not as of the date hereof, and at the Effective Time there will not be, any other shares of capital stock of any Subsidiary authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities of Rasna or any Subsidiary or obligating Rasna or any Subsidiary to grant, extend or enter into any such agreement. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the capital stock of any Subsidiary.

     (c) Except for the Subsidiaries, Rasna does not directly or indirectly own or have any investment in any of the capital stock of, and is not a party to a partnership or joint venture with, any other person.

     2.5   Financial Statements.    Rasna has previously delivered to Parametric
           --------------------
(i) the audited consolidated financial statements of Rasna at December 31, 1994 and for the three prior years ended at December 31 of each such year (including the footnotes thereto) (the "Audited Financial Statements"), (ii) the unaudited balance sheets of Rasna (the "Interim Balance Sheets") at March 31, 1995, 1994 and 1993, June 30 and September 30, 1994 and 1993 and related statements of operations and cash flows for the periods then ended (the "Interim Financial Statements"). All of such financial statements referred to in this section are collectively referred to herein as the "Rasna Financial Statements." The Rasna Financial Statements have been prepared from, and are in accordance with, the books and records of Rasna and present fairly, in all material respects, the financial position and the results of operations of Rasna and the Subsidiaries as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and subject, in the case of the Interim Financial Statements, to normal year end audit adjustments, which are not, in the aggregate, material and to the absence of notes as may be required by GAAP. To the extent any liability of Rasna that otherwise would be required by GAAP to be reflected in an Interim Balance Sheet during the years 1993 and 1994 is not so reflected, the omission of such liability from such Interim Balance Sheet shall not be deemed a breach of Rasna's warranty and representation hereunder if such liability is reflected in a balance sheet (or otherwise paid and reflected as an expense in a statement of operations) included in the next Audited Financial Statements after the date of such Interim Balance Sheet.

     2.6   Absence of Undisclosed Liabilities.  As at December 31, 1994, Rasna
           ----------------------------------
and its Subsidiaries had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required by GAAP to be reflected or disclosed in the December 31, 1994 balance sheet included in the Audited Financial Statements that were not adequately reflected or reserved against on such balance sheet. Rasna and its Subsidiaries have no such liabilities, other than liabilities (i) adequately reflected or reserved against on the December 31, 1994 balance sheet, (ii) reflected on the March 31, 1995 balance sheet included in the Interim Financial Statements, (iii) incurred since March 31, 1995 in the ordinary course of business, (iv) disclosed in this Agreement, or
(v) that would not, in the aggregate, have a material adverse effect on the Business of Rasna.

     2.7   No Material Adverse Change.  Since December 31, 1994, except as
           --------------------------
described in the Interim Financial Statements, there has not been:

     (a)  any material adverse change in the Business of Rasna;

     (b) any transaction, commitment, contract or agreement entered into by Rasna or the Subsidiaries or any relinquishment by Rasna or the Subsidiaries of any contract or other right having a value of or involving aggregate payments in excess of $50,000 (other than software license agreements between Rasna and its customers in the ordinary course of its business involving payments of less than $100,000 on Rasna's standard form as previously furnished to Parametric);

     (c) any redemption or other acquisition of any capital stock of Rasna or the Subsidiaries or any declaration, setting aside, or payment of any dividend or distribution of any kind with respect to any shares of capital stock of Rasna;

     (d) any increase in compensation, bonus or other benefits payable or to become payable by Rasna and the Subsidiaries to any of their respective directors, officers or employees, other than regularly scheduled increases in the ordinary course of business;

     (e) any entering into or granting by Rasna or the Subsidiaries of any new employment agreement providing for annual compensation over $100,000, any new employee benefit, deferred compensation or other similar employee benefit arrangement, or any new consulting arrangement providing for annual compensation over $100,000 and any grant of any severance or termination rights to any director, officer or employee of Rasna or the Subsidiaries or any increase in benefits payable under existing severance or termination pay policies or employment agreements;

     (f)  any change in any accounting method or practice followed by Rasna;

     (g) any making by Rasna or any Subsidiary of any loan or advance to any shareholder, officer, director or consultant (other than expense advances made in the ordinary course of business), or any other loan or advance otherwise than in the ordinary course of business;

     (h) except for inventory or equipment acquired in the ordinary course of business, any acquisition by Rasna or the Subsidiaries of all or any part of the assets, properties, capital stock or business of any other person; or

     (i) except in the ordinary course of business, any sale, abandonment or any other disposition of any of Rasna's or the Subsidiaries' assets or properties.

     2.8   Tax Matters.
           -----------

     (a) Rasna and its Subsidiaries have filed all tax reports and returns required to be filed by them and have paid or will timely pay all taxes and other charges shown as due on such reports and returns. Neither Rasna nor any of its Subsidiaries is delinquent in the payment of any material tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for taxes reflected in the March 31, 1995 balance sheet included in the Rasna Interim Financial Statements is adequate for payment of any and all tax liabilities for periods ending on or before March 31, 1995 and there are no tax liens on any assets of Rasna or its Subsidiaries except liens for current taxes not yet due.

     (b) There has not been any audit of any tax return filed by Rasna or any of its Subsidiaries and no audit of any such tax return is in progress and neither Rasna nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Rasna knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against Rasna or any of its Subsidiaries by any taxing authority and

Rasna knows of no grounds for any such assessment. No extension of time with respect to any date on which a tax return was or is to be filed by Rasna or any of its Subsidiaries is in force, and no waiver or agreement by Rasna or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

     (c) Neither Rasna nor any of its Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     2.9   Compliance with Laws.
           --------------------

     (a) Rasna and its Subsidiaries have all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of their respective businesses (collectively, "Permits"); such Permits are in full force and effect; and no proceeding is pending or, to the best knowledge of Rasna or any Shareholder, threatened to revoke or limit any Permit. The Rasna Disclosure Schedule contains a true and complete list of all Permits.

     (b) Rasna and its Subsidiaries are not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations that would not, in the aggregate, have a material adverse effect on the Business of Rasna. During the last three years, Rasna has not received notice of, and there has not been any citation, fine or penalty imposed against Rasna for, any such violation or alleged violation. To the best knowledge of Rasna, Rasna has not received any such notice of violation more than three years ago which has not been resolved.

     2.10  No Breach.  Except for (a) the filing with the California Department
           ---------
of Corporations regarding the fairness of the terms and conditions of the Merger, (b) the filing of a premerger notification form pursuant to the HSR Act and (c) the filing of the Merger Documents with the Secretary of State of California, the execution, delivery and performance of this Agreement by Rasna and the consummation by Rasna of the transactions contemplated hereby will not
(i) violate any provision of the Articles of Incorporation or Bylaws of Rasna;
(ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Rasna or any of its Subsidiaries is a party or to which any of them or any of their assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to Rasna or its Subsidiaries or by which any of Rasna's or its Subsidiaries' assets, properties or securities is bound; (iv) violate any Permit; (v) require any filing with, notice to, or permit, consent or approval of, any other governmental or regulatory body; or (vi) result in the creation of any lien or other encumbrance on the assets, properties or securities of Rasna or the Subsidiaries excluding from the foregoing clauses (ii), (iii), (iv), (v) and
(vi) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Business of Rasna or on the ability of Rasna to consummate the transactions contemplated hereby.

     2.11  Actions and Proceedings.  There are no outstanding orders, awards,
           -----------------------
judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against Rasna, any Subsidiary or any of their securities, assets or properties. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Rasna, threatened against Rasna or any Subsidiary that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby or the Business of Rasna. To the best knowledge of Rasna, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any action, suit, claim, proceeding or investigation that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby or on the Business of Rasna.

     2.12  Contracts and Other Agreements.  The Rasna Disclosure Schedule sets
           ------------------------------
forth a list of the following contracts and other agreements to which Rasna or any Subsidiary is a party or by or to which any of them or their assets or properties are bound or subject:

     (a) any agreement or series of related agreements requiring aggregate payments after the date hereof by or to Rasna or any Subsidiary of more than $50,000 (other than software license agreements between Rasna and its customers in the ordinary course of its business on Rasna's standard form as previously furnished to Parametric involving payments of less than $100,000 and not involving site licenses);

     (b) any agreement with or for the benefit of any current or former officer, director, shareholder, employee or consultant of Rasna or any Subsidiary;

     (c) any agreement with any labor union or association representing any employee of Rasna or any Subsidiary;

     (d) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate Rasna or any Subsidiary to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

     (e) any agreement for the sale of any of the assets or properties of Rasna or any Subsidiary other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

     (f)  any partnership or joint venture agreement;

     (g) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

     (h) any agreement containing covenants of Rasna or any Subsidiary not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with Rasna or any Subsidiary or in any line of business of Rasna or its Subsidiaries;

     (i) any agreement granting or restricting the right of Rasna or any Subsidiary to use any Proprietary Right (as defined in Section 2.15);

     (j) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

     (k) any agreement with any holder of securities of Rasna or any Subsidiary as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

     (l) any agreement obligating, Rasna or any Subsidiary to deliver services or product enhancements or containing a "most favored nation" pricing clause;

     (m) any agreement relating to the acquisition by Rasna or any Subsidiary of any operating business or the capital stock of any other person;

     (n) any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the ordinary course of business);

     (o) any agreement or note relating to or evidencing outstanding indebtedness for borrowed money;

     (p) any lease, sublease or other agreement under which Rasna or any of the Subsidiaries is lessor or lessee of any real property or equipment or other tangible property; and

     (q) any other material agreement whether or not made in the ordinary course of business.

True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on the Rasna Disclosure Schedule have been furnished to Parametric. Each of such contracts is valid, subsisting, in full force and effect, binding upon Rasna, and to the best knowledge of Rasna, binding upon the other parties thereto in accordance with their terms, and Rasna and its Subsidiaries are not in default under any of them, nor, to the best knowledge of Rasna, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of Rasna.

     2.13  Bank Accounts and Powers of Attorney.  The Rasna Disclosure Schedule
           ------------------------------------
identifies all bank and brokerage accounts of Rasna and its Subsidiaries, whether or not such accounts are held in the name of Rasna, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from Rasna and a summary of the terms thereof.

     2.14  Properties.  (a) Rasna and its Subsidiaries own and have good title
           ----------
to all of their assets and properties reflected as owned on the December 31, 1994 balance sheet included in the Audited Financial Statements free and clear of any lien, claim or other encumbrance, except for (i) the liens, claims or other encumbrances securing liabilities of Rasna reflected in the Interim Financial Statements, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since December 31, 1994, (iii) liens or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable,
(iv) liens for taxes not yet delinquent and (v) liens, claims or other encumbrances that, in the aggregate, are not material to the Business of Rasna.

     (b) Rasna and its Subsidiaries do not own any real property and do not have any options or contractual obligations to purchase or acquire any interest in real property. Rasna or a Subsidiary has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property used in the conduct of their respective businesses, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. There is no equipment located on the premises of Rasna or any Subsidiary that is on loan from another party.

     2.15  Intellectual Property.  Rasna and its Subsidiaries own, or are
           ---------------------
licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, logos, franchises, and copyrights, and all applications for any of the foregoing, and all technology, inventions, trade secrets, know-how, computer software and processes used in or necessary for the conduct of their respective businesses as now conducted (collectively, the "Proprietary Rights"). A list of all such copyrights, trademarks, tradenames and patents, and all applications therefor, has been previously delivered to Parametric. Rasna is not aware of any claim by any third party that the business of Rasna or its Subsidiaries as currently conducted or proposed to be conducted infringes upon the proprietary rights of others, nor has Rasna or its Subsidiaries received any notice or claim from any third party of such infringement by Rasna or any of its Subsidiaries. Rasna is not aware of any infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights of Rasna and its Subsidiaries. Rasna and its Subsidiaries have the right to use, free and clear of claims or rights of others, all customer lists and third party computer software used in the conduct of their respective businesses. To the best knowledge of Rasna, none of the activities of the employees of Rasna on behalf of Rasna violates any agreements or arrangements which any such employees have with former employers.

     2.16  Customers.  The Rasna Disclosure Schedule sets forth the 25 customers
           ---------
who accounted for the largest sales of Rasna and its Subsidiaries, considered as one enterprise, for each of 1993 and 1994 (the "Customers"). No Customer has canceled or otherwise terminated its relationship with Rasna or any of its Subsidiaries, or has during the 1995 year to date decreased materially its purchase of the services of Rasna or any of its Subsidiaries. Rasna does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with Rasna or any of its Subsidiaries or to decrease materially or limit its purchase of the services or products of Rasna or any of its Subsidiaries, provided that nothing contained in this
Section 2.16 shall be deemed to constitute a warranty or representation by Rasna that future sales of Rasna products will achieve any projected or other levels or that any Customer will purchase or license additional Rasna products or services in the future (other than any Rasna products or services that any such Customer is obligated at the date hereof to so purchase or license).

     2.17  Accounts Receivable.  Subject to the allowances with respect to
           -------------------
accounts receivable set forth on the March 31, 1995 balance sheet included in the Interim Financial Statements, all accounts receivable reflected on such interim balance sheet and all accounts receivable arising subsequent thereto, have arisen in the ordinary course of business of Rasna or the Subsidiaries, represent valid and enforceable obligations due to Rasna or the Subsidiaries, have been and are subject to no set-off, counterclaim or future performance obligation on the part of Rasna or a Subsidiary, and, subject to the allowances set forth on such balance sheet, are fully collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

     2.18  Inventory.  The inventory of Rasna and its Subsidiaries is and at the
           ---------
Effective Time will be in good and merchantable condition and saleable or usable in the manufacture of saleable finished goods in the ordinary course of business.

     2.19  Employee Benefit Plans.  The Rasna Disclosure Schedule sets forth a
           ----------------------
complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Plans") maintained by Rasna or its subsidiaries, copies of which have been previously furnished to Parametric. Neither Rasna nor any Subsidiary maintains or contributes to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and neither Rasna nor any Subsidiary has incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Each Plan maintained by Rasna or a Subsidiary which is intended to be qualified under either Section 401(a) or 501(c)(9) of the Code is so qualified. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and to the knowledge of Rasna nothing has been done or omitted to be done with respect to any Plan that would result in any material liability on the part of Rasna or a Subsidiary under Title I of ERISA or Section 4975 of the Code.
All reports required to be filed with respect to all Plans, including without limitation annual reports on Form 5500, have been timely filed except where the failure to so file would not have a material adverse effect on the Business of Rasna. No "reportable event" as defined at Section 4043 of ERISA, other than any such event for which the thirty-day notice period has been waived, has occurred with respect to any pension plan subject to Title IV of ERISA. With respect to all pension plans subject to Title IV of ERISA, such plans have no unfunded benefit liabilities, all contributions to such plans under the minimum funding requirements of Section 412 of the Code have been made and all premium payments to the Pension Benefit Guaranty Corporation with respect to such plans have been made. All claims for welfare benefits incurred by employees on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code or as otherwise set forth in this Agreement, there are no obligations under any welfare plan providing benefits after termination of employment.

     2.20  Employee Relations.  Rasna and its Subsidiaries have approximately
           ------------------
175 full-time equivalent employees and generally enjoy good employer-employee relations. Rasna and its Subsidiaries are not delinquent in payments to any of their respective employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any employees, neither Rasna, its Subsidiaries nor Parametric will by reason of the Merger or anything done prior to the Effective Time be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with Rasna's normal policies). True and complete information as to all current directors, officers, employees or consultants of Rasna and its Subsidiaries including, in each case, name, current job title, base salary, bonus potential, commissions and termination obligations has been previously furnished to Parametric.

     2.21  Transactions with Management.  No executive officer or director of
           -----------------------------
Rasna or any of its Subsidiaries has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less that 1% of a class of securities of a publicly traded company) any interest in (a) any property or assets of Rasna or any of its Subsidiaries (except as a shareholder), (b) to Rasna's knowledge any current competitor, customer or supplier of Rasna or any of its Subsidiaries, or (c) to Rasna's knowledge any person which is currently a party to any material contract or agreement with Rasna or any of its Subsidiaries.

     2.22  Insurance.  The Rasna Disclosure Schedule sets forth a list of all
           ---------
policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of Rasna and its Subsidiaries. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by Rasna or its Subsidiaries, as applicable, and are in conformity with the requirements of all leases or other agreements to which Rasna or any of its Subsidiaries is a party and, to the best knowledge of Rasna, are valid and enforceable in accordance with their terms. Rasna and the Subsidiaries are not in default with respect to any provision contained in any such policy or binder nor has Rasna or its Subsidiaries failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Rasna has not received notice of cancellation or non-renewal of any such policy or binder.

     2.23  Brokerage.  Except as otherwise disclosed to Parametric in writing,
           ---------
no broker, finder, agent or similar intermediary (other than Broadview Associates, L.P.) has acted on behalf of Rasna or any of the Principal Shareholders in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Rasna or any of the Principal Shareholders, or any action taken by any of them, other than a fee payable to Broadview Associates pursuant to the agreement set forth in 2.12 of the Rasna Disclosure Schedule.

     2.24  Hazardous Materials.
           -------------------

     (a) There are no Hazardous Materials (as hereinafter defined) generated, used, handled or stored by Rasna or any of its Subsidiaries the proper disposal of which will require any material expenditure by Rasna or any of its Subsidiaries. There has been no generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law at any site owned or premises leased by Rasna or any of its Subsidiaries during the period of Rasna's or such Subsidiary's ownership or lease. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period in violation of common law or any applicable environmental law or which created or will create an obligation to report or remediate such release. "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, and any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act.

     (b) There is no environmental or health and safety matter that could have a material adverse effect on the Business of Rasna. Rasna has previously furnished to Parametric and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency regarding the foregoing.

     (c) For purposes of this Section 2.24, "premises leased by Rasna" shall mean and be limited to the floor space and specific area for which Rasna has a sole right of occupancy within any multi-tenant complex in which Rasna leasehold space is located and shall not include any space at such site not so occupied by Rasna, and Rasna shall not be deemed to make any warranties and representations as to such other space for any purpose of this Section 2.24.

     2.25  Net Operating Losses.  There has been no change in ownership of Rasna
           --------------------
that would limit Parametric's ability to utilize the net operating losses of Rasna.

     2.26  Disclosure.  The representations and warranties and statements of
           ----------
Rasna contained in this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. There is no fact known to Rasna that has not been disclosed to Parametric in this Agreement that is reasonably likely to have a material adverse effect on the Business of Rasna.


   SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS

     Except as set forth on the disclosure schedule delivered to Parametric on the date hereof (the "Shareholder Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, each of the Principal Shareholders, severally, represents and warrants to Parametric as to itself only as follows:

     3.1   Authority to Execute and Perform Agreements.  Each Principal
           -------------------------------------------
Shareholder has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and the Affiliate Letter and to perform fully its or his respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of each Principal Shareholder enforceable in accordance with its terms and when executed and delivered pursuant hereto, the Affiliate Letter will be the valid and binding obligation of each Principal Shareholder enforceable in accordance with its terms, except in each case as such enforceability may be limited by the application of general principles of equity or by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights.

     3.2   No Breach.  The execution, delivery and performance of this Agreement
           ---------
and the Affiliate Letter and the consummation of the transactions contemplated hereby and thereby will not (i) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Principal Shareholder is a party or to which the Principal Shareholder or its assets or properties may be bound or subject; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Principal Shareholder or upon the securities, properties or assets of the Principal Shareholder; (iii) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Principal Shareholder; or (iv) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person.

     3.3   Title to Shares.  Each Principal Shareholder owns beneficially and of
           ---------------
record, free and clear of any lien, claim or encumbrance, the shares of Rasna Stock set forth opposite such shareholder's name on Section 2.3 of the Rasna Disclosure Schedule. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of Rasna to which any Principal Shareholder is a party.

     3.4  Accuracy of Rasna Representations and Warranties.  To the knowledge of
          ------------------------------------------------
each Principal Shareholder, the representations and warranties of Rasna contained herein do not contain any untrue statement of a material fact and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading. For purposes of this Section 3.4, the knowledge of a Principal Shareholder shall mean and be limited to the actual knowledge of that Principal Shareholder of facts that could reasonably be expected to give rise to a breach of the representation and warranty made by such Principal Shareholder in this Section 3.4. In the case of a Principal Shareholder that is not an individual, the knowledge of that Principal Shareholder shall refer only to the knowledge of the representative of such Principal Shareholder that serves on Rasna's Board of Directors.


           SECTION 4 - REPRESENTATIONS AND WARRANTIES OF PARAMETRIC

     Except as set forth on the disclosure schedule delivered to Parametric on the date hereof (the "Parametric Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Parametric hereby makes the following representations and warranties:

     4.1   Organization.  Parametric is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted.

     4.2   Authority to Execute and Perform Agreement.  Parametric has the
           ------------------------------------------
corporate power and authority to enter into, execute and deliver this Agreement and to perform fully its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parametric, which is the only required corporate action on the part of Parametric. This Agreement has been duly executed and delivered by Parametric and constitutes a valid and binding obligation of Parametric, enforceable in accordance with its terms, except as such enforceability may be limited by the application of general principles of equity or by the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights.

     4.3   Capitalization.  Parametric is authorized to issue 75,000,000 shares
           --------------
of Parametric Common Stock, of which 57,792,507 shares were issued and outstanding as of April 1, 1995, and 5,000,000 shares of preferred stock, $.01 par value per share, ("Parametric Preferred Stock"), issuable in series, none of which are outstanding. As of April 1, 1995, except for an aggregate of 10,486,445 shares of Parametric Common Stock reserved for issuance under various stock option and stock purchase plans of Parametric, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Parametric any shares of the capital stock or any other security of Parametric and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. All issued and outstanding shares of Parametric Common Stock are validly issued, fully paid, non-assessable and free of any preemptive rights.

     4.4   SEC Reports.  Parametric has previously delivered to Rasna its (i)
           -----------
Annual Report on Form 10-K for the year ended September 30, 1994 (the "Parametric 10-K"), as filed with the Securities and Exchange Commission ("SEC"), (ii) all proxy statements relating to Parametric's meetings of shareholders held since September 30, 1994 and (iii) all other periodic and current reports filed by Parametric with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act") since September 30, 1994. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parametric has timely filed with the SEC all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since September 30, 1994.

     4.5   Financial Statements.  The consolidated financial statements
           --------------------
contained in the Parametric 10-K and in Parametric's quarterly reports on Form 10-Q for the quarters ended December 31, 1994 and April 1, 1995 (the "Parametric 10-Qs") have been prepared from, and are in accordance with, the books and records of Parametric and present fairly, in all material respects, the consolidated financial condition and results of operations of Parametric and its subsidiaries as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and subject (in the case of the unaudited financial statements included in the Parametric 10-Qs) to normal year-end adjustments, which are not, in the aggregate, material.

     4.6   No Material Adverse Change.  Since September 30, 1994, there has not
           --------------------------
been any material adverse change in the Business of Parametric.

     4.7   Actions and Proceedings.  Except as set forth in the Parametric 10-K
           -----------------------
or the Parametric 10-Qs, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Parametric, threatened against Parametric or any other corporation or legal entity of which Parametric owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby or the Business of Parametric. To the best knowledge of Parametric, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate would have a material adverse effect upon the transactions contemplated hereby or the Business of Parametric.

     4.8   No Breach.  Except for (a) the filing with the California Department
           ---------
of Corporations regarding the fairness of the terms and conditions of the Merger, (b) the filing of a premerger notification form pursuant to the HSR Act
(c) the filing of the Merger Documents with the Secretary of State of California and with the Secretary of the Commonwealth of Massachusetts (d) filings with various state blue sky authorities, (e) the filing with the Nasdaq National Market System of an application for listing of the shares of

Parametric Common Stock to be issued in the Merger and (f) the filing with the SEC of a registration statement on Form S-8 to register the shares of Parametric Common Stock to be issued upon the exercise of Rasna stock options converted into Parametric stock options pursuant to Section 1.7, the execution, delivery and performance of this Agreement by Parametric and the Escrow Agreement by Parametric and consummation by such parties of the transactions contemplated hereby will not (i) violate any provision of the Articles of Organization or Bylaws of Parametric; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Parametric is party or to which either of them or any of their assets or properties is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to Parametric or by which any of their assets or properties is bound; (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any lien or other encumbrance on the assets or properties of Parametric, excluding from the foregoing clauses (ii), (iii), (iv) and (v) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Business of Parametric or on the ability of Parametric to consummate the transactions contemplated hereby.


                      SECTION 5 - COVENANTS AND AGREEMENTS

     The parties covenant and agree as follows:

     5.1   Conduct of Business.  Except with the prior written consent of
           -------------------
Parametric, which will not be unreasonably withheld, and except as otherwise contemplated herein, during the period from the date hereof to the Closing Date, Rasna shall observe the following covenants:

     (a)  Affirmative Covenants Pending Closing.  Rasna will and will cause its
          -------------------------------------
Subsidiaries to:

          (i) Preservation of Personnel.  Use all reasonable efforts to preserve
              -------------------------
intact their business organizations and keep available the services of present employees, in each case in accordance with past practice, it being understood that termination of employees with poor performance ratings shall not constitute a violation of this covenant;

          (ii) Insurance.  Use all reasonable efforts to keep in effect
               ---------
casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

          (iii)  Preservation of the Business; Maintenance of Properties,
                 --------------------------------------------------------
Contracts.  Use all reasonable efforts to preserve their businesses, advertise,
---------
promote and market their services, keep their properties intact, preserve their goodwill, and maintain all physical properties in good operating condition;

           (iv) Intellectual Property Rights.  Use all reasonable efforts to
                ----------------------------
preserve and protect the Proprietary Rights; and

           (v) Ordinary Course of Business.  Operate their businesses diligently
               ---------------------------
and solely in the ordinary course.

     (b)  Negative Covenants Pending Closing.  Rasna will not and will cause its
          ----------------------------------
Subsidiaries not to:

          (i) Disposition of Assets.  Sell or transfer, or  mortgage, pledge or
              ---------------------
create or permit to be created any lien on, any of their assets, other than sales or transfers in the ordinary course of business and liens existing under arrangements disclosed herein or permitted under Section 2.14;

          (ii) Liabilities.  (A) Incur any obligation or liability other than in
               -----------
the ordinary course of Rasna's or its Subsidiaries' business, (B) incur any indebtedness for borrowed money or (C) enter into any contracts or commitments involving payments by Rasna or its Subsidiaries of $50,000 or more, other than purchase orders or commitments for inventory materials and supplies in the ordinary course of business;

          (iii)  Compensation.  (A) Change the compensation or fringe benefits
                 ------------
of any officer, director, employee or consultant, except for ordinary merit increases for employees (other than officers) based on periodic reviews in accordance with past practices, or (B) enter into or modify any Plan or any employment, severance or other agreement with any officer, director, employee or consultant of Rasna or its Subsidiaries;

          (iv) Capital Stock.  (A) Grant or accelerate the exercisability of,
               -------------
any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, (B) declare or pay any dividend or other distribution with respect to any shares of its capital stock or (C) issue any shares of its capital stock, except upon the exercise of options or the conversion of Preferred Stock outstanding on the date hereof or as contemplated by the Rasna Disclosure Schedule;

           (v) Charter and Bylaws.  Amend the Articles of Incorporation or
               ------------------
Bylaws of Rasna;

          (vi) Acquisitions.  Make any material acquisition of property other
               ------------
than in the ordinary course of Rasna's or its Subsidiaries' business; or

          (vii)  License Agreements.  Enter into or modify any license,
                 ------------------
technology development or technology transfer agreement with any other person or entity, (other than software license agreements between Rasna and its customers in the ordinary course of its business on Rasna's standard form as previously furnished to Parametric involving payments of less than $100,000 and not involving site licenses).

     5.2   Corporate Examinations and Investigations.  Prior to the Effective
           -----------------------------------------
Time, Parametric shall be entitled, through its employees and representatives, to have such access to the assets, properties, business, books, records and operations of Rasna and its Subsidiaries as Parametric shall reasonably request in connection with Parametric's investigation of Rasna and its Subsidiaries with respect to the transaction contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and Rasna shall cooperate fully therein. No investigation by Parametric shall diminish or obviate any of the representations, warranties, covenants or agreements of Rasna or the Principal Shareholders contained in this Agreement. In order that Parametric may have full opportunity to make such investigation, Rasna shall furnish the representatives of Parametric during such period with all such information and copies of such documents concerning the affairs of Rasna and its Subsidiaries as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

     5.3   Expenses.
           --------

     (a) Subject to Section 9.3, if the Merger is not consummated, each of Rasna and Parametric shall bear its respective expenses incurred in connection with this Agreement and the transactions contemplated hereby. If the Merger is consummated, Parametric will, by operation of law, assume the obligation to pay Rasna's expenses in connection herewith. Rasna represents and warrants that such fees and expenses of its legal counsel and accountants will be as set forth on the Rasna Disclosure Schedule.

     (b) Whether or not the Merger is consummated, each Principal Shareholder shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     5.4   Authorization from Others.  Prior to the Closing Date, the parties
           -------------------------
shall use all reasonable efforts to obtain all authorizations, consents and permits required to permit the consummation of the transactions contemplated by this Agreement, including without limitation all consents required from third parties who have contractual relationships with Rasna.

     5.5   Consummation of Agreement.  Each party shall use all reasonable
           -------------------------
efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion.

     5.6   Further Assurances.  Each of the parties shall execute such
           ------------------
documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     5.7   Securities Law Matters.  The parties shall cooperate in the
           ----------------------
preparation and filing with the California Corporations Department as soon as practicable of a notice of hearing and an information statement (the "Information Statement") and will use all reasonable efforts to obtain the approval of the California Corporations Department of such notice and Information Statement and as promptly as practicable after obtaining such approvals will mail the same to the shareholders of Rasna. Prior to the Effective Time, Parametric shall use all reasonable efforts to qualify the shares of Parametric Common Stock to be issued in the Merger under the securities or "blue sky" laws of every state of the United States, except any such state with respect to which counsel for Parametric has determined that such qualification is not required under the securities or "blue sky" laws of such state, and except that in no event shall Parametric be obligated to qualify as a foreign corporation or to execute a general consent to service of process in any state in which it has not previously so qualified or has not previously so consented.

     5.8   Shareholder Meeting.
           -------------------

     (a)  Rasna Shareholder Meeting.  Rasna, acting through its Board of
          -------------------------
Directors, shall, in accordance with applicable law and its articles of incorporation and by laws:

          (i) as soon as practicable after obtaining the requisite approval of the California Corporations Department duly hold a meeting of its shareholders for the purpose of considering and acting on this Agreement or solicit written consents from its shareholders approving this Agreement;

          (ii) subject to the duties of the Board of Directors under applicable law as advised in writing by independent legal counsel, include in the Information Statement the recommendation of its Board of Directors that shareholders of Rasna vote in favor of the adoption of this Agreement; and

          (iii) use all reasonable efforts (A) to obtain and furnish the information required to be included by it in the Information Statement, (B) to cause the notice of hearing and the Information Statement to be mailed to its shareholders at the earliest practicable time after approval by the California Corporations Department and (C) to obtain the necessary approvals by its shareholders of this Agreement, the Merger and the transactions contemplated hereby.

     5.9   Public Announcements and Confidentiality.  Any press release or other
           ----------------------------------------
information to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of Parametric and Rasna, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law. Rasna and the Principal Shareholders shall also keep confidential and shall not use in any manner any information or documents obtained from Parametric or its representatives concerning Parametric's assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by Rasna or the Principal Shareholders independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law. If this Agreement terminates all copies of any documents obtained from Parametric or its representatives will be returned, except that one copy thereof may be retained by counsel to the party returning such documents in order to evidence compliance hereunder. The obligations set forth in the previous two sentences of this Section 5.9 shall survive termination of this Agreement.

     5.10  Affiliate Letters.  Prior to the Closing Date, Rasna shall identify
           -----------------
to Parametric all persons who, at the time of the vote of Rasna's shareholders on the Merger, Rasna believes may be "affiliates" of Rasna within the meaning of Rule 145 under the Securities Act. Rasna shall use all reasonable efforts to provide Parametric with such information as Parametric shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of Rasna. Rasna shall use all reasonable efforts to deliver to Parametric prior to the Closing Date a letter from each of the affiliates specified by Parametric in substantially the form attached hereto as Exhibit B
                                                                     ---------
(an "Affiliate Letter") and each Principal Shareholder who is identified as an affiliate by Rasna and Parametric has delivered, or agrees to deliver to Parametric prior to the Closing Date, an Affiliate Letter.

     5.11  No Solicitation.  Rasna and the Principal Shareholders will not (i)
           ---------------
solicit, initiate or encourage discussions with any person, other than Parametric, relating to the possible acquisition of Rasna or all or a material portion of the assets or capital stock of Rasna or any merger or other business combination with Rasna or (ii) except to the extent reasonably required by fiduciary obligations under applicable law as advised in writing by independent legal counsel, participate in any negotiations regarding, or furnish to any other person information with respect to, any effort or attempt by any other person to do or to seek any such transaction. Rasna and the Principal Shareholders agree to inform Parametric in reasonable detail within one business day of their receipt of any offer, proposal or inquiry relating to any such transaction.

     5.12  Filings Under HSR Act.  As soon as practicable, each of Parametric
           ---------------------
and Rasna shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of Rasna and Parametric shall cooperate fully with the other in connection with the preparation of such filings and shall use best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the HSR Act. Any and all filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid by Parametric.

     5.13  Voting of Rasna Stock.  Until this Agreement has been terminated
           ---------------------
under Section 9.1, each Principal Shareholder agrees to vote all shares of Rasna Stock held by it in favor of the approval of this Agreement and the transactions contemplated hereby and not to exercise any dissenters' rights it may have under
Section 1300 of the CGCL. Each Principal Shareholder hereby grants to Parametric for a period commencing on the date hereof and continuing so long as this Agreement is in effect an irrevocable proxy, which is coupled with an interest, to vote such shares of Rasna Stock held by it to approve this Agreement and the transaction contemplated hereby.

     5.14  Parametric SEC Filings.  Parametric shall furnish Rasna with a copy
           ----------------------
of each periodic or current report filed by it under the Exchange Act promptly after filing the same. All filings made by Parametric after the date hereof pursuant to the Exchange Act will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.15  Employee Retention Arrangements.  Following the Closing, Parametric
           -------------------------------
shall honor the employee retention arrangements set forth in Section 5.15 of the Parametric Disclosure Schedule.

     5.16  Contract Modifications.  Prior to the Closing Date, Rasna shall use
           ----------------------
all reasonable efforts to obtain from each customer identified on Section 5.16 of the Rasna Disclosure Schedule an agreement to substitute for the Rasna license agreement with such customer the Parametric form of software license agreement with that customer or if none exists, Parametric's standard form of customer software license agreement. Parametric shall cooperate in such efforts. Receipt of such agreements is not a condition to Parametric's obligation to consummate the Merger, and the failure to obtain such agreements shall not provide any basis for a claim by Parametric pursuant to Section 10 hereof. Rasna shall also use reasonable efforts to institute such contracting and purchase order procedures with its customers as Parametric may reasonably request and to correct such irregularities in Rasna's existing contracts as Parametric may reasonably request.


              SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGER

     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

     6.1   Approvals.  All required approvals of the shareholders of Rasna and
           ---------
all consents and approvals referred to in Sections 2.10, 3.2 and 4.8 of this Agreement or in the corresponding sections of each party's Disclosure Schedule, shall have been obtained; provided, however, that if Parametric waives the
                          --------  -------
obtaining of any consent from a contracting party set forth in Section 2.10 or
3.2 of the Rasna Disclosure Schedule, such consent shall not be a condition to Rasna's obligation to consummate the Merger.

     6.2   Fairness Determination.  The California Department of Corporations
           ----------------------
shall have issued a favorable determination regarding the fairness of the terms and conditions of the Merger by issuing a Permit of Qualification with respect to the issuance of Parametric Common Stock upon consummation of the Merger as contemplated herein.

     6.3   HSR Act.  Any waiting period applicable to the Merger under the HSR
           -------
Act shall have expired or terminated.

     6.4  Absence of Order.  No restraining order or injunction of any court
          ----------------
which prevents consummation of the Merger shall be in effect.

     6.5   Nasdaq Listing.  The shares of Parametric Common Stock to be issued
           --------------
in the Merger shall have been listed on the Nasdaq National Market System.


             SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                      PARAMETRIC TO CONSUMMATE THE MERGER

     The obligation of Parametric to consummate the Merger is subject to the satisfaction or waiver by Parametric, at or before the Effective Time, of the following conditions:

     7.1   Representations, Warranties and Covenants.  The representations and
           -----------------------------------------
warranties of Rasna and the Principal Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement or the Rasna Disclosure Schedule). Rasna and the Principal Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time. Each of Rasna and the Principal Shareholders shall have delivered to Parametric a certificate, dated the Closing Date, to the foregoing effect, as applicable. For purposes of the representation and warranty set forth in Section 2.7(a), the occurrence of any of the following shall, without limitation, be considered a material adverse change in the Business of Rasna:

     (a) the specified percentages of Rasna employees in each of the categories set forth in a list previously furnished by Parametric to Rasna shall remain employed by Rasna on the Closing Date and shall not have indicated to either Rasna or Parametric an intention to terminate employment with Parametric following the Closing Date; and

     (b) one or more events shall have occurred that Parametric reasonably determines would result in an aggregate adverse effect of more than $1,000,000 on the Business of Rasna, excluding any such effect (i) resulting from any decrease in Rasna's net revenues (and resulting operating results) for periods after the date hereof or (ii) arising from a matter that was disclosed by Rasna in Section 2 or in the Rasna Disclosure Schedule; provided, however, that if such events result in a Loss (as defined in Section 10.2), Parametric shall be entitled to indemnification for such Loss in accordance with and subject to the limitations of Section 10.

Parametric acknowledges and agrees that: (i) any adverse changes to Rasna's revenue (and resulting operating results) for periods after the date hereof shall not cause the warranties and representations at Section 2.7(a) hereof to be deemed not true and correct as of the Effective Time and (ii) the occurrence of the events described in paragraph (b) above shall be the sole and exclusive changes to the continuation of employment by existing Rasna employees that shall cause the warranties and representations at Section 2.7(a) hereof to be deemed not true and correct as of the Effective Time.

     7.2  Affiliate Letters.  Parametric shall have received the Affiliate
          -----------------
Letters referred to in Section 5.10.

     7.3   Opinion of Counsel to Rasna.  Parametric shall have received an
           ---------------------------
opinion of Morrison & Foerster, counsel to Rasna, dated the Closing Date and in form and substance reasonably acceptable to Parametric.

     7.4   Merger Documents.  Rasna shall have executed and delivered the Merger
           ----------------
Documents referred to in Section 1.2.

     7.5   Dissenting Shares.  The Dissenting Shares of Common Stock shall not
           -----------------
exceed five percent (5%) of the shares of Common Stock issued and outstanding on the Closing Date and no holders of Preferred Stock shall have exercised dissenters' rights under the CGCL.

     7.6   Pooling of Interests.
           --------------------

     (a) Parametric shall have received a letter from Deloitte & Touche L.L.P., independent accountants for Rasna, to the effect that Rasna meets the requirements applicable to a combining company for pooling of interests accounting treatment.

     (b) Parametric shall have received a letter from Price Waterhouse LLP, independent accountants for Parametric, to the effect that the Merger will qualify for pooling of interests accounting treatment.

     7.7   Escrow Agreement.  The Escrow Agreement, substantially in the form
           ----------------
attached hereto as Exhibit A, shall have been executed and delivered by all
                   ---------
parties thereto.

     7.8   Bank Accounts.  Rasna shall have delivered to Parametric
           -------------
documentation necessary to change the authorized signatories for Rasna's bank and brokerage accounts as specified by Parametric.

     7.9   Tax Opinion.  Parametric shall have received an opinion of Palmer &
           -----------
Dodge, counsel to Parametric, dated the Closing Date, substantially to the effect that, on the basis of the facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by and there will be no corporate income tax liability to Parametric or Rasna by reason of the Merger.

     7.10  Certificates.  Rasna shall have furnished Parametric with such
           ------------
certificates of public officials as may be reasonably requested by Parametric.

             SECTION 8 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
            RASNA AND THE PRINCIPAL SHAREHOLDERS TO CONSUMMATE THE
                                    MERGER

     The obligation of Rasna and the Principal Shareholders to consummate the Merger is subject to the satisfaction or waiver by them, at or before the Effective Time, of the following conditions:

     8.1   Representations, Warranties and Covenants.  The representations and
           -----------------------------------------
warranties of Parametric contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement). Parametric shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parametric shall have delivered to Rasna a certificate, dated the Effective Time, to the foregoing effect. For purposes of the representation and warranty set forth in Section 4.6, no material adverse change in the Business of Parametric shall be deemed to have occurred unless the Closing Market Value is less than $36.50, in which case the provisions of
Section 9.1(g) shall govern.

     8.2   Opinion of Counsel to Parametric.  Rasna shall have received an
           --------------------------------
opinion of Palmer & Dodge, counsel to Parametric, dated the Closing Date and in form and substance reasonably acceptable to Rasna.

     8.3   Tax Opinion.  Rasna shall have received an opinion of Morrison &
           -----------
Foerster, counsel to Rasna, addressed to Rasna and its shareholders and dated the Closing Date, substantially to the effect that, on the basis of facts and representations set forth in such opinion, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by Rasna or its shareholders by reason of the receipt of the shares of Parametric Common Stock in the Merger (it being understood that such opinion will not extend to cash payments in lieu of fractional share interests and may not extend to shares of Parametric Common Stock received by Rasna shareholders who receive their Rasna shares pursuant to stock options or otherwise as compensation); provided, however, that in the event that counsel is
                            --------  -------
unable or unwilling to deliver such opinion, then this condition shall be deemed satisfied if such opinion is delivered by Palmer & Dodge.

     8.4   Certificates.  Parametric shall have furnished Rasna with such
           ------------
certificates of public officials as may be reasonably requested by Rasna.

                 SECTION 9 - TERMINATION, AMENDMENT AND WAIVER

     9.1   Termination.  This Agreement may be terminated at any time on or
           -----------
prior to the Closing Date or the time specified in subsections (g) and (h) below, whether prior to or after approval by Rasna's shareholders, as follows:

     (a) by Rasna or Parametric if, without fault of the terminating party, the Closing Date shall not have occurred on or before August 31, 1995, which date may be extended by mutual consent of the parties;

     (b) by the Board of Directors of Rasna upon written notice to Parametric if any representation or warranty of Parametric made herein was not true and correct in all material respects when made or Parametric has materially breached any covenant contained herein and has not cured such breach within ten (10) business days of receipt of written notice from Rasna or by the Closing Date, whichever occurs first;

     (c) by Parametric upon written notice to Rasna if any representation or warranty made herein by Rasna or a Principal Shareholder was not true and correct in all material respects when made or Rasna or any Principal Shareholder has materially breached any covenant contained herein and has not cured such breach within ten (10) business days of receipt of written notice from Parametric or by the Closing Date, whichever occurs first;

     (d) by any party if any court of competent jurisdiction or governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable;

     (e) by either Parametric or Rasna if the Rasna shareholders vote and fail to approve the Merger as required by California law and Rasna's Articles of Incorporation (unless such shareholder vote shall not be obtained at a time when Rasna shall otherwise have a right to terminate this Agreement pursuant to subsection (b), (d) or (g) of this Section 9.1);

     (f) by Parametric if Rasna's Board of Directors (i) fails to include in the Information Statement its recommendation that Rasna shareholders vote in favor of the adoption of this Agreement, (ii) withdraws its recommendation that shareholders vote in favor (other than in connection with exercising Rasna's rights to terminate this Agreement pursuant to subsection (b), (d) or (g) of this Section 9.1) or (iii) adopts resolutions approving or otherwise authorizes an Acquisition Transaction (as defined in Section 9.3) prior to termination of this Agreement;

     (g) by Rasna, by 5:00 p.m. Boston time on the second day prior to the Closing Date, if the Closing Market Value is less than $36.50; provided that Parametric may negate such termination by notifying Rasna prior to 5:00 p.m. Boston time on the day prior to the Closing Date of its election to increase the number of shares delivered as the Merger Consideration such that the aggregate number delivered is equal to $155,252,421 divided by the Closing Market Value;

     (h) by Parametric, by 5:00 p.m. Boston time on the second day prior to the Closing Date, if the Closing Market Value is greater than $54.75; provided that Rasna may negate such termination by notifying Parametric prior to 5:00 p.m. Boston time on the day prior to the Closing Date of its election to accept a reduced number of shares as the Merger Consideration, with the aggregate number to be delivered to be equal to $232,878,632 divided by the Closing Market Value; or

     (g) at any time with the written consent of all of the parties.

     9.2   Effect of Termination.  If this Agreement is terminated as provided
           ---------------------
in Section 9.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or shareholders, other than the provisions of this Section 9.2, Section 5.3 relating to expenses, Section 5.9 relating to publicity and confidentiality to the extent provided therein and Section 9.3. Nothing contained in Section 9.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

     9.3   Termination Fee.
           ---------------

     (a) In order to induce Parametric to enter into this Agreement and to reimburse Parametric for its costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Rasna will make a cash payment to Parametric of $5,000,000 if and only if:

     (i) Parametric or Rasna has terminated this Agreement pursuant to Section 9.1(e) and at the time of such termination any person (other than Parametric) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction (as defined in subsection (e) below);

     (ii)  Parametric has terminated this Agreement pursuant to 9.1(c); or

     (iii) Parametric has terminated this Agreement pursuant to Section 9.1(f) and prior to such termination or within twelve (12) months thereafter, (A) Rasna or a Principal Shareholder shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Parametric or (B) the Board of Directors of Rasna shall have approved an Acquisition Transaction or recommended that shareholders of Rasna approve or accept any Acquisition Transaction with any person other than Parametric.

     (b) In order to induce Rasna to enter into this Agreement and to reimburse Rasna for its costs and expenses related to entering into this Agreement and consummating, the transactions contemplated by this Agreement, Parametric will make a cash payment to Rasna of $5,000,000 if and only if Rasna has terminated this Agreement pursuant to Section 9.1(b).

     (c) Notwithstanding the foregoing, the termination fee required by Sections 9.3(a)(ii) and 9.3(b) above shall be payable only if the misrepresentation or breach giving rise to such termination would reasonably be expected to result in an adverse effect of $1,000,000 or more on the Business of Rasna or the Business of Parametric, as applicable.

     (d) Any payment required by subsection (a) or (b) above will be payable by wire transfer of immediately available funds to an account designed by the party entitled to payment within five business days after demand therefor. Any such payment shall constitute liquidated damages for loss of the benefit of this Agreement and full reimbursement for the expenses incurred by the party receiving payment.

     (e) For purposes of this Section 9, "Acquisition Transaction" shall mean
(i) a merger or other business combination involving Rasna, other than a merger effected solely to change Rasna's state of incorporation, (ii) a sale, lease or other disposition of 50% or more of the consolidated assets of Rasna and its Subsidiaries in a single transaction or series of transactions, (iii) the issuance by Rasna of securities representing 50% or more of the voting power of Rasna in any single transaction or series of transactions or (iv) an underwritten public offering of Rasna Common Stock which results in the Rasna Common Stock being traded on an exchange or on the Nasdaq market.

     9.4   Amendment.  This Agreement may not be amended except by an instrument
           ---------
signed by each party hereto.

     9.5   Waiver.  At any time prior to the Effective Time, any party hereto
           ------
may, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.


                          SECTION 10 - INDEMNIFICATION

     10.1  Survival.  Notwithstanding any right of any party to fully
           --------
investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 10.4. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth in Section 10.2, which shall constitute the sole and exclusive remedy after the Closing Date for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto.

     10.2  Obligation of Rasna and the Shareholders to Indemnify.
           -----------------------------------------------------

     (a) Subsequent to the Effective Time, the holders of Rasna Stock outstanding immediately prior to the Effective Time, shall, to the extent of their interest in the shares held pursuant to the Escrow Agreement, jointly and severally, indemnify and hold harmless Parametric (and its respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 10 ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation, warranty or covenant of Rasna contained herein or in any certificate delivered pursuant hereto.

     (b) Subsequent to the Effective Time, each Principal Shareholder shall indemnify and hold harmless Parametric (and its directors, officers, employees, agents, affiliates and assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation, warranty or covenant of such Principal Shareholder contained herein or in any certificate delivered pursuant hereto.

     10.3  Obligation of Parametric to Indemnify.  Subsequent to the Effective
           -------------------------------------
Time, Parametric agrees to indemnify and hold harmless the holders of Rasna Stock outstanding immediately prior to the Effective Time (and their respective directors, officers, employees, agents, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation, warranty or covenant of Parametric contained herein or in any certificate delivered pursuant hereto.

     10.4  Limitations on Indemnification.  Notwithstanding the foregoing, the
           ------------------------------
right to indemnification under this Section 10 shall be subject to the following terms:

     (a) No indemnification shall be payable pursuant to Section 10.2 or Section
10.3 unless and until the amount of all claims for indemnification pursuant to the applicable Section exceeds $200,000 in the aggregate, whereupon indemnification pursuant to such Section shall be payable for all such claims without any deduction.

     (b) No indemnification shall be payable pursuant to Section 10.2 or Section
10.3 after the earlier of one year after the Effective Time or the issuance of the first audited financial statements of the combined corporation (the "Expiration Date"), except with respect to claims made prior to the Expiration Date, but not resolved by the Expiration Date. Subject to the foregoing, the representations and warranties contained herein or in any certificate delivered pursuant hereto shall expire at the close of business on the Expiration Date.

     (c) Except for claims arising out of any inaccuracy in or breach of a representation or warranty of a Principal Shareholder, all indemnification claims under Section 10.2 shall be satisfied in full from the shares held pursuant to the Escrow Agreement and no person shall have any right to recovery from any person who was a holder of Rasna

Stock immediately prior to the Effective Time. Without limitation of the foregoing, the maximum liability of any former holder of Rasna Stock (other than Principal Shareholders as provided in Section 10. 4(d) below) for any breach of a representation, warranty or covenant of Rasna shall be limited to those shares in which such holder has an interest that are held pursuant to the Escrow Agreement. In the case of inaccuracy or breach of a Principal Shareholder representation or warranty, Parametric may recover from the shares held pursuant to the Escrow Agreement only that portion allocable to the Principal Shareholder responsible for the inaccuracy or breach.

     (d) No Principal Shareholder shall be liable for any amount in excess of 20% of the Merger Consideration received by it, including its portion of the shares held under the Escrow Agreement (valued based on the Closing Market Value). Parametric shall not be liable for any amount in excess of 15% of the Merger Consideration paid by it (valued based on the Closing Market Value).

     (e) The limitations of Sections 10.3(a), (b), (c) and (d) (other than the last sentence of Section 10.3(c)) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party, but no person shall be liable for any such misrepresentation or breach by any other person (except to the extent of its share of the shares held under the Escrow Agreement if such misrepresentation or breach is by Rasna)

     (e) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

     10.5  Notice and Defense of Claims.  Promptly after receipt of notice of
           ----------------------------
any claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.


                           SECTION 11 - MISCELLANEOUS

     11.1  Notices.  Any notice or other communication required or permitted
           -------
hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

     (i)   if to Parametric, to:

           Parametric Technology Corporation
           128 Technology Drive
           Waltham, Massachusetts  02154
           Attention:  Chief Financial Officer
           Tel:  (617) 398-5000
           FAX:  (617) 398-5662

     with a copy to:

           Palmer & Dodge
           One Beacon Street
           Boston, Massachusetts  02108
           Attention:  Steven N. Farber, Esq.
           Tel: (617) 573-0234
           FAX: (617) 227-4420

     (ii) if to Rasna or the Principal Shareholders, to:

           Rasna Corporation
           2590 North First Street, Suite 200
           San Jose, California  95131
           Attention:  President
           Tel: (408 922-6833
           FAX (408) 922-7256
     with a copy to:

           Morrison & Foerster
           755 Page Mill Road
           Palo Alto, California  94304-1018
           Attention:  Michael C. Phillips, Esq.
           Tel:  (415) 813-5600
           FAX:  (415) 494-0792


Any party may by notice given in accordance with this Section 11.2 to the other parties designate another address or person for receipt of notices hereunder.

     11.2  Entire Agreement.  This Agreement (together with the Non-Disclosure
           ----------------
Agreement dated January 30, 1995 signed by the parties) contains the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     11.3  Governing Law.  This Agreement is governed by the laws of the
           -------------
Commonwealth of Massachusetts without regard to its conflict of law provisions, except to the extent that the laws of California apply to the Merger and the rights of Rasna shareholders relative to the Merger.

     11.4  Binding Effect; No Assignment.  This Agreement shall be binding upon
           -----------------------------
and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

     11.5  Variations in Pronouns.  All pronouns and any variations thereof
           ----------------------
refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     11.6  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.7  Disclosure Schedules.  The Disclosure Schedules are a part of this
           --------------------
Agreement as if fully set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.



                       PARAMETRIC TECHNOLOGY CORPORATION


                       By /s/ Steven C. Walske
                          --------------------------------------
                          Steven C. Walske
                          Chairman and Chief Executive Officer


                       RASNA CORPORATION


                       By /s/ David W. Pidwell
                          --------------------------------------
                              David W. Pidwell, President



THE PRINCIPAL SHAREHOLDERS:

Name/Address
------------

Kubota Corporation                KUBOTA CORPORATION
2880 Lakeside Drive, Suite 131
Santa Clara, CA  95054
Attn:  Fuyhiko Usui               By: /s/ Fuyhiko Usui
                                     -----------------
                                  Title: Managing Director
                                        ------------------


Asset Management                  ASSET MANAGEMENT ASSOCIATES 1984
Associates 1984
2275 E. Bayshore Rd.
Palo Alto, CA  94303              By: /s/ Ferrell Sanders
                                     --------------------
Attn:  Ferrell Sanders            Title: General Partner of AMC Partners 84, The
                                        ----------------------------------------
                                  General Partner of Asset Management Associates
                                  ----------------------------------------------
                                  1984
                                  ----


Associated Venture Investors             ASSOCIATED VENTURE INVESTORS
One First Street
Suite 12
Los Altos, CA  94022                     By: /s/ Chuck K. Chan
                                            ------------------
Attn:  Chuck K. Chan                     Title: General Partner
                                               ----------------

Associated Venture Investors II          ASSOCIATED VENTURE INVESTORS II
One First Street
Suite 12
Los Altos, CA  94022                     By: /s/ Chuck K. Chan
                                            ------------------
Attn:  Chuck K. Chan                     Title: General Partner
                                               ----------------


Associated Venture                       ASSOCIATED VENTURE INVESTORS PGF
Investors PGF
One First Street
Suite 12
Los Altos, CA  94022                     By: /s/ Chuck K. Chan
                                            ------------------
Attn:  Chuck K. Chan                     Title: General Partner
                                               ----------------


AVI Partners, N.V.                       AVI PARTNERS, N.V.
One First Street
Suite 12
Los Altos, CA  94022                     By: /s/ Chuck K. Chan
                                            ------------------
Attn:  Chuck K. Chan                     Title: General Partner
                                               ----------------


AVI Partners II, N.V.                    AVI PARTNERS II, N.V.
One First Street
Suite 12
Los Altos, CA  94022                     By: /s/ Chuck K. Chan
                                            ------------------
Attn:  Chuck K. Chan                     Title: General Partner
                                               ----------------


Cornerstone Ventures                     CORNERSTONE VENTURES
3000 Sand Hill Road
Bldg. 3, Suite 260
Menlo Park, CA  94025                    By: /s/ Thomas R. Rice
                                            -------------------
Attn:  Thomas R. Rice                    Title: General Partner
                                               ----------------


Cornerstone Ventures                     CORNERSTONE VENTURES
International C.V.                       INTERNATIONAL C.V.
3000 Sand Hill Road
Bldg. 3, Suite 260
Menlo Park, CA  94025                    By: /s/ Thomas R. Rice
                                            -------------------
Attn:  Thomas R. Rice                    Title: General Partner
                                               ----------------

Hambro International                       HAMBRO INTERNATIONAL VENTURE
Venture Fund II                            FUND II
17 East 71st Street
New York, NY  10021
Attn: Arthur C. Spinner                    By: /s/ Arthur C. Spinner
                                              ----------------------
                                           Title: General Partner
                                                 ----------------


Hambro International                       HAMBRO INTERNATIONAL VENTURE
Venture Fund Offshore II                   FUND OFFSHORE II
c/o Pembroke Company Ltd.
Clarendon House
Church Street
Hamilton, Bermuda                          By: /s/ Alec Anderson
                                              ------------------
Attn:  Alec Anderson                       Title: Attorney-In-Fact
                                                 -----------------


Hambro International                       HAMBRO INTERNATIONAL VENTURE
Venture Fund '85                           FUND '85
17 East 71st Street
New York, NY  10021
Attn: Arthur C. Spinner                    By: /s/ Arthur C. Spinner
                                              ----------------------
                                           Title: General Partner
                                                 ----------------


Hambros Advanced Technology                HAMBROS ADVANCED TECHNOLOGY
Trust PLC                                  TRUST PLC
20-21 Tooks Ct.
Cursitor Street
London EC4A 1LB                            By: /s/ Alex Hambro
                                              ----------------
Attn:  Alex Hambro                         Title: General Partner
                                                 ----------------

KKI-Hambro European Venture                KKI-HAMBRO EUROPEAN VENTURE
Partnership                                PARTNERSHIP
20-21 Tooks Ct.
Cursitor Street
London EC4A 1LB                            By: /s/ Alex Hambro
                                              ----------------
Attn:  Alex Hambro                         Title: General Partner
                                                 ----------------


KKI-Hambro International                   KKI-HAMBRO INTERNATIONAL
Venture Fund                               VENTURE FUND
17 East 71st Street
New York, NY  10021                        By: /s/ Arthur C. Spinner
                                              ----------------------
Attn: Arthur C. Spinner                    Title: General Partner
                                                 ----------------

U.S. Venture Partners III,                U.S. VENTURE PARTNERS III, a
a California limited partnership          California limited partnership
By BHMS Partners III, a                   By: BHMS Partners III, a California
California limited partnership,           limited partnership
Its General Partner                       Its General Partner
2180 Sand Hill Rd.
Suite 300
Menlo Park, CA  94025                     By: /s/ Steven M. Krausz
                                             ---------------------
Attn:  Steven M. Krausz                   Title: General Partner
                                                ----------------


Second Ventures, L.P., a                  SECOND VENTURES, L.P., a
Panamanian Limited Partnership            Panamanian Limited Partnership
By BHMS Partners III, a                   By: BHMS Partners III, a California
California limited partnership,           limited partnership
Its General Partner                       Its General Partner
2180 Sand Hill Rd.
Suite 300
Menlo Park, CA  94025                     By: /s/ Steven M. Krausz
                                             ------------------------
Attn:  Steven M. Krausz                   Title: General Partner
                                                ----------------


U.S.V. Entrepreneur Partners,             U.S.V. ENTREPRENEUR PARTNERS, a
a California limited partnership          California Limited Partnership
By BHMS Partners III, a                   By: BHMS Partners III, a California
California limited partnership,           limited partnership
Its General Partner                       Its General Partner
2180 Sand Hill Rd.
Suite 300
Menlo Park, CA  94025                     By: /s/ Steven M. Krausz
                                             ---------------------
Attn:  Steven M. Krausz                   Title: General Partner
                                                ----------------



                                          /s/ Steven J. Wong
                                          ----------------------------
                                          Steven J. Wong


                                          /s/ David W. Pidwell
                                          ----------------------------
                                          David W. Pidwell


                                          /s/ Keith J. Krach
                                          ----------------------------
                                          Keith J. Krach

                                                                       Exhibit A

                           FORM OF ESCROW AGREEMENT


     This ESCROW AGREEMENT dated August 1, 1995 is among Parametric Technology Corporation ("Parametric"), a Massachusetts corporation, Arthur C. Spinner, as the representative of the shareholders (the "Shareholder Representative") of Rasna Corporation ("Rasna"), a California corporation, and Shawmut Bank, N.A., as escrow agent (the "Escrow Agent").

                             PRELIMINARY STATEMENT

     Pursuant to an Agreement and Plan of Merger dated as of May 30, 1995 (the "Merger Agreement"), by and among Parametric, Rasna, and certain stockholders of Rasna, Parametric is acquiring Rasna through the merger of Rasna into Parametric. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Merger Agreement.

     The holders of the Rasna Stock outstanding immediately prior to the Effective Time (the "Shareholders"), jointly and severally, have agreed to indemnify Parametric as provided in Section 10 of the Merger Agreement through the deposit of 425,349 shares of Parametric Common Stock (the "Escrow Shares") pursuant to Section 1.12 of the Merger Agreement. A list of all Shareholders and their pro rata interest in the Escrow Shares is attached hereto as
          --------
Schedule 1.
----------

     The parties hereto agree as follows:

     1.  Establishment of Escrow.  Parametric has delivered to the Escrow Agent
         -----------------------
and the Escrow Agent acknowledges receipt of the Escrow Shares in the form of a single stock certificate. The Escrow Shares shall be held in escrow in the name of the Escrow Agent or its nominee, subject to the terms and conditions set forth herein. Unless and until the Escrow Shares are returned to Parametric or delivered to the Shareholders pursuant to the terms of this Agreement, the Escrow Agent shall vote the Escrow Shares in accordance with the written instructions of the Shareholder Representative.

     2.  Amounts Earned on Escrow Shares; Tax Matters.  All amounts earned on
         --------------------------------------------
the Escrow Shares (dividends or other distributions) shall be distributed pro
                                                                          ---
rata to the Shareholders from time to time upon the request of the Shareholder
----
Representative. The parties agree that to the extent permitted by applicable law, including Section 468B(g) of the Internal Revenue Code of 1986, as amended (the "Code"), the Shareholders will include all amounts earned on the Escrow Shares in their gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax resulting therefrom. The Escrow Agent has been previously furnished with all information necessary to enable it to comply with the reporting and backup withholding requirements of the Code.

     3.  Claims Against Escrow Shares.
         ----------------------------

     (a) At any time or times prior to the Expiration Date (as defined below) Parametric may make claims against the Escrow Shares for amounts due for indemnification under Section 10 of the Merger Agreement. Parametric shall notify the Shareholder Representative and the Escrow Agent in writing of each such claim, including a brief description of the amount and nature of such claim. Each such notice delivered to the Escrow Agent by Parametric shall contain a representation from Parametric to the effect that Parametric has delivered a copy of such notice to the Shareholder Representative prior to or simultaneously with its delivery to the Escrow Agent. In the event that the amount subject to the claim is unliquidated, Parametric shall make a good faith estimate as to the amount of the claim for purposes of determining the number of Escrow Shares, if any, to be withheld by the Escrow Agent if such claim is not resolved or otherwise adjudicated by the Expiration Date. If the Shareholder Representative shall dispute such claim the Shareholder Representative shall give written notice thereof to Parametric and to the Escrow Agent within thirty
(30) days after the date Parametric's notice of claim was delivered to the Shareholder Representative, in which case the Escrow Agent shall continue to hold the Escrow Shares in accordance with the terms of this Agreement; otherwise, such claim shall be deemed to have been acknowledged to be payable in shares out of the Escrow Shares in the full amount thereof as set forth in the claim and the Escrow Agent shall use its best efforts to pay such claim from the Escrow Shares to Parametric within three (3) business days after expiration of said thirty day period. The Escrow Agent shall effect such payment of Escrow Shares to Parametric by surrendering such Escrow Shares to Parametric's transfer agent (American Stock Transfer & Trust Company, 40 Wall Street, New York, N.Y.) for cancellation upon receipt by the Escrow Agent of a copy of a letter from Parametric to Parametric's transfer agent, instructing such transfer agent to issue a new certificate to the Escrow Agent for the remaining Escrow Shares after giving effect to such payment. If the amount of the claim exceeds the aggregate value of the Escrow Shares, the Escrow Agent shall have no liability or responsibility for any deficiency. The value per share of the Escrow Shares for purposes of this Agreement shall be $51.597 (the "Closing Market Value"). The Escrow Agent may rely conclusively on the per share value set forth herein for the purpose of determining the amount of shares required to pay a claim.
All claims paid out of the Escrow Shares shall be rounded to the nearest whole share. Under no circumstances shall the Shareholders or the Shareholder Representative have any right to substitute other property for the Escrow Shares or to change the per share value stated herein.

     (b) If the Shareholder Representative shall give notice to Parametric and the Escrow Agent pursuant to Section 3(a) above disputing a Parametric claim, no distribution of the Escrow Shares shall be made by the Escrow Agent to Parametric or to the Shareholders of the Set Aside Amount (as defined in Section 4(a) below) with respect to such claim until either: (i) such disputed claim has been resolved as evidenced by a written notice executed by Parametric and the Shareholder Representative instructing the Escrow Agent as to the distribution of such Set Aside Amount or portion thereof; or (ii) such dispute shall have been adjudicated in accordance with the arbitration procedures described in
Section 4(b) below.

     (c) To the extent that the Escrow Shares shall be reduced on the basis of Losses (as defined in Section 10.2 of the Merger Agreement) sustained by Parametric with respect to any account receivable of Rasna that results in a breach by Rasna of its warranties and representations contained in Section 2.17 of the Merger Agreement (a "Bad Receivable"), Parametric agrees that it shall assign any and all rights to such Bad Receivable to the Shareholder Representative, who shall thereafter be entitled on behalf of the Shareholders to retain any and all proceeds collected with respect to any such Bad Receivable. In the event that Parametric shall receive payment with respect to any Bad Receivable that is the basis for a Set Aside Amount, the Set Aside Amount shall promptly be reduced following such payment and the Escrow Shares attributable to such Bad Receivable shall be released for distribution to the Shareholders in accordance with and subject to the terms of this Agreement.

     4.  Disputed Claims.
         ---------------

     (a) If the Shareholder Representative shall dispute an indemnification claim of Parametric as above provided and subject to Section 3 above, the Escrow Agent shall set aside a portion of the Escrow Shares equal to the amount of the claim as set forth in the notice of the claim (the "Set Aside Amount"). In the event Parametric notifies the Escrow Agent in writing that it has made out-of-pocket expenditures or anticipates that it will incur legal expenses in connection with any such disputed claim with respect to which it is entitled to be indemnified under the Merger Agreement, a portion of the Escrow Shares equal to such incurred or anticipated expenditures shall also be set aside and added to and become a part of the Set Aside Amount; provided, that in the event that it shall be agreed (as evidenced by a written notice executed by Parametric and the Shareholder Representative as described in Section 3(b) above) or determined through an arbitration proceeding described in Section 4(b) below that Parametric is not entitled to indemnification with respect to such claim, Parametric shall not be entitled to such shares.

     (b) If the Escrow Agent has not received written notice executed by Parametric and the Shareholder Representative within sixty (60) days after the Shareholder Representative sends notice of such dispute to the effect that the disputed indemnification claim has been resolved, the indemnification claim shall be referred to an arbitrator chosen by agreement of the Shareholder Representative and Parametric. If no agreement is reached regarding selection of the arbitrator within thirty (30) days after written request from either party to the other, Parametric or the Shareholder Representative may submit the matter in dispute to the American Arbitration Association, to be settled by arbitration in Boston, Massachusetts in accordance with the commercial arbitration rules of such Association. Parametric and the Shareholder Representative agree to act in good faith to mutually select an arbitrator. The fees and expenses of any arbitration shall be borne by the Shareholders and Parametric in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and expenses shall be borne equally by the Shareholders and Parametric. In no event shall the Escrow Agent be responsible for any fees or expenses of any party to any arbitration proceeding. The determination of the arbitrator as to the amount, if any, of the indemnification claim that is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any Superior Court in the Commonwealth of Massachusetts. The Escrow Agent shall make payment of such claim, as and to the extent allowed, to Parametric out of the Set Aside Amount within three (3) business days following its receipt of a copy of the arbitration award determination.

     5.  Termination.  This Agreement shall terminate on the earlier of one year
         -----------
after the Effective Time (as defined in Section 1.2 of the Merger Agreement) or the issuance of the first audited financial statements of the combined corporation (the "Expiration Date") provided that there are no outstanding indemnification claims as to which the Escrow Agent has received notice pursuant to Section 3 hereof on or prior to the Expiration Date; otherwise this Agreement shall continue in effect until the resolution of all such indemnification claims. Parametric shall provide the Escrow Agent with reasonable advance notice of the expected Expiration Date and shall confirm the occurrence of such as soon as practicable thereafter. On the Expiration Date or as soon thereafter as is practicable, the Escrow Agent shall distribute the Escrow Shares less (i) the amount of any then existing Set Aside Amounts and (ii) the amount specified in any notice of a claim delivered to the Escrow Agent on or within 30 days prior to the Expiration Date with respect to which no Set Aside Amount has yet been established and the Escrow Agent has not otherwise been instructed by Parametric and the Shareholder Representative. At such time thereafter as any remaining indemnification claim hereunder has been resolved and the Escrow Agent has received a written notice executed by Parametric and the Shareholder Representative to that effect (or a copy of an arbitration award pursuant to
Section 4(b) to that effect) and any amounts to be distributed to Parametric in connection therewith have been so distributed, the Escrow Agent shall distribute any portion of the remaining Escrow Shares pro rata to the Shareholders. Upon
                                           --------
the resolution of all outstanding indemnification claims hereunder, the Escrow Agent shall distribute the remaining amount, if any, of the Escrow Shares pro
                                                                          ---
rata  to the Shareholders and this Agreement shall terminate.  Parametric shall
----
not be required to issue certificates for fractional shares in any distribution of Escrow Shares pursuant to this Agreement; but rather shall pay to the Escrow Agent for distribution to the Shareholders an amount in cash (without interest) determined by multiplying each Shareholder's fractional interest by the Closing Market Value. The Escrow Agent shall effect such distributions of Escrow Shares as it is required to make to the Shareholders under this Agreement by surrendering such Escrow Shares to Parametric's stock transfer agent for cancellation upon receipt by the Escrow Agent of a copy of a letter from Parametric to Parametric's transfer agent, instructing such transfer agent to issue such shares pro rata to the Shareholders.
                  --------

     6.  The Escrow Agent.
         ----------------

     (a) Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Shares as directed by a writing jointly signed by the Shareholder Representative and Parametric. The reasonable fees and expenses of the Escrow Agent in connection with its execution and performance of this Agreement as set forth on Schedule 2 hereto
                                                            ----------
shall be borne by Parametric. The Escrow Agent shall not be liable for any act or omission to act under this Agreement, including any and all claims made against the Escrow Agent as a result of its holding the Escrow Shares in its own name, except for its own gross negligence or willful misconduct. The Escrow Agent shall not be liable for, and Parametric and the Shareholders shall jointly and severally indemnify the Escrow Agent against, any losses or claims (including reasonable out of pocket expenses) arising out of, any action taken or omitted in good faith hereunder or upon the advice of counsel. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Agreement. The Escrow Agent may act upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement, including, but not limited to, the Merger Agreement.

     (b) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty (30) days prior to the date specified for such resignation to take effect. In such event Parametric shall appoint a successor escrow agent within said thirty (30) days; if Parametric does not designate a successor escrow agent within such period, the Escrow Agent may appoint a successor escrow agent. Upon the effective date of such resignation, the Escrow Shares together with all cash and other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by Parametric and the Shareholder Representative.

     (c) In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, the Escrow Agent shall have the right to interplead said parties in any court of competent jurisdiction and request that such court determine the respective rights of such parties with respect to this Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands.

     (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the Commonwealth of Massachusetts. The Escrow Agent shall not be responsible for and shall not be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendment or supplement hereto.

     7.  Shareholder Representative.
         --------------------------

     (a) In the event the Shareholder Representative shall die or resign or otherwise terminate his status as such, his successor shall be any Shareholder appointed by the Shareholder Representative or, in the case of the death of the Shareholder Representative or where the Shareholder Representative fails to appoint a successor after a vacancy has been created, elected by the vote or written consent of a majority in interest of the Shareholders. If the Shareholders fail for any reason to elect a new Shareholder Representative and during any period in which a vacancy exists, David W. Pidwell shall serve as the Shareholder Representative until a new Shareholder Representative is elected. All decisions of the

Shareholder Representative shall be binding upon the Shareholders. The Shareholder Representative shall keep the Shareholders reasonably informed of his or her decisions of a material nature.

     (b) The Shareholder Representative is authorized to take any action deemed by him appropriate or necessary to carry out the provisions of, and to determine the rights of the Shareholders under this Agreement. The Shareholder Representative shall serve as the agent of the Shareholders for all purposes related to this Agreement, including without limitation service of process upon the Shareholders. By his or her execution of this Agreement, the Shareholder Representative accepts and agrees to diligently discharge the duties and responsibilities of the Shareholder Representative set forth in this Agreement. The authorization and designation of the Shareholder Representative under this
Section 7(b) shall be binding upon the successors and assigns of each Shareholder. Parametric and the Escrow Agent shall be entitled to rely upon such authorization and designation and shall be fully protected in dealing with the Shareholder Representative, and shall have no duty to inquire into the authority of any person reasonably believed by any of them to be the Shareholder Representative.

     (c) The Shareholder Representative (i) shall not be liable to any of the Shareholders for any error of judgment, act done or omitted by him in good faith, or mistake of fact of law unless caused by his own gross negligence or willful misconduct; (ii) shall be entitled to treat as genuine any letter or other document furnished to him by Parametric, the Shareholder or the Escrow Agent and believed by him to be genuine and have been signed and presented by the proper party or parties; and (iii) shall be reimbursed from the proceeds of Escrow Shares otherwise immediately deliverable to the Shareholders under the Escrow Agreement for counsel fees and other out-of-pocket expenses incurred by the Shareholder Representative in connection with this Agreement. Such reimbursement shall be made out of the net proceeds of Escrow Shares by the Escrow Agent as provided in paragraph (d) below.

     (d) The Shareholder Representative shall not be entitled to any compensation for services hereunder. To the extent the Shareholder Representative shall incur out-of-pocket costs in the performance of his duties hereunder, the Shareholder Representative shall be authorized to direct the Escrow Agent to either (i) sell in the open market that number of Escrow Shares (up to one percent (1%) of the Escrow Shares) sufficient to generate net proceeds to reimburse the Shareholder Representative for such out-of-pocket costs or (ii) deliver or cause to be delivered to the Shareholder Representative such number of Escrow Shares as are equal to such out-of-pocket costs divided by the Closing Market Value (rounded to the nearest whole share). The Escrow Agent shall have sole discretion as to which of the above two methods it shall use in order to reimburse the Shareholder Representative.

     8.    Governing Law.  This Agreement is governed by the laws of the
           -------------
Commonwealth of Massachusetts without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

     9.  Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, all of which documents shall be considered one and the same document.

     10.  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

TO PARAMETRIC:
-------------

     Parametric Technology Corporation
     128 Technology Drive
     Waltham, MA  02154
     Attention:  President
     Telephone: (617) 398-5219
     Fax: (617) 398-5662

In each case with a copy to:

     Palmer & Dodge
     One Beacon Street
     Boston, MA  02108
     Attention:  Steven N. Farber, Esq.
     Telephone: (617) 573-0234
     Fax: (617) 227-4420

TO THE SHAREHOLDER REPRESENTATIVE:
---------------------------------

     Arthur C. Spinner
     c/o Hambro International Equity Partners
     650 Madison Avenue, 21st Floor
     New York, New York 10022
     Telephone: (212) 223-7400
     Fax:  (212) 223-0305

With a copy to:

     Morrison & Foerster
     755 Page Mill Road
     Palo Alto, CA 94304
     Attention:  Michael C. Phillips
     Telephone: (415) 813-5652
     Fax: (415) 494-0792

TO ESCROW AGENT:
---------------

     Shawmut Bank, N.A.
     Corporate Trust Department
     One Federal Street
     Boston, MA 02211
     Attention:  Michelle Fitzgerald
     Telephone:  (617) 556-4692
     Fax:  (617) 292-4289

Addresses may be changed by written notice given pursuant to this section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representative.

     11.  Attorney's Fees.  In the event of any litigation among the parties
          ---------------
hereto (including, without limitation, any arbitration proceeding described in Section 4(b) above), the prevailing party in such litigation or proceeding shall be entitled to recover all costs incurred in connection therewith, including, without limitation, reasonable attorneys fees, provided that the costs of any arbitration proceeding shall be allocated in the manner set forth in Section 4(b).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first stated above.


                            PARAMETRIC TECHNOLOGY CORPORATION


                            By________________________________________
                              C. Richard Harrison
                              President


                            SHAREHOLDER REPRESENTATIVE



                            By_________________________________
                              Arthur C. Spinner


                            SHAWMUT BANK, N.A.
                            as Escrow Agent


                            By___________________________________
                              Gerald P. Beezley

                                  Schedule 1
                                  ----------

                               Pro Rata Interest
                               -----------------

                              See attached pages.

                                   Schedule 2
                                   ----------

                                      Fees
                                      ----


1.   Initial Administrative Fees - $1,500.00

2.   Legal Fees - $250

3.   Fee per Claim Made by Parametric Against Escrow Shares - $25

                                                                       Exhibit B

                           FORM OF AFFILIATE LETTER

                                                               ___________, 1995

Parametric Technology Corporation
128 Technology Drive
Waltham, MA  02154

Ladies and Gentlemen:

      Pursuant to the Agreement and Plan of Reorganization dated as of May 30, 1995 (the "Agreement") among Parametric Technology Corporation ("Parametric"), a Massachusetts corporation, Rasna Corporation ("Rasna"), a California corporation, and certain shareholders of Rasna, providing for the merger of Rasna into Parametric (the "Merger"), the undersigned will receive shares of common stock, $0.01 par value, of Parametric (the "Parametric Shares") in exchange for the shares of capital stock of Rasna (the "Rasna Stock") owned by the undersigned in accordance with Section 1 of the Agreement. The undersigned has been advised that as of the date the Agreement is submitted to the shareholders of Rasna for adoption, the undersigned may be an "affiliate" of Rasna, as that term is defined for purposes of paragraph (c) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein shall be construed as an admission of such fact.

A. In connection therewith, the undersigned represents, warrants and agrees that:

     1. The undersigned shall not engage and has not engaged in any sale, exchange, transfer, pledge, disposition or any other transaction that would result in a reduction in the risk of ownership (any such transaction, a "Sale") with respect to the shares of Rasna Stock owned by the undersigned during the 30 days prior to the effective date of the Merger.

     2. The undersigned shall not engage in any Sale of the Parametric Shares until after such time as Parametric has published financial results covering at least 30 days of combined operations after the effective date of the Merger. The undersigned understands that the certificates representing the Parametric shares received by the undersigned will be placed on the "stop-transfer list" maintained by Parametric's transfer agent and will remain so listed until the publication of such financial results.

     3. The undersigned has no current plan or intent to engage in any Sale of Parametric Shares (other than, if applicable, distributions to the limited partners of the undersigned) that would result in a reduction in the risk of ownership with respect to more than 50% of the Parametric Shares to be received by the undersigned pursuant to the plan of reorganization evidenced by the Agreement. The undersigned knows of no plan (written or oral) pursuant to which the holders of shares of Rasna Stock intend to engage in Sales of a number of Parametric Shares which would, in the aggregate, constitute more than 50% of the value of the Rasna Stock outstanding immediately prior to the Merger. A Sale of Parametric Shares shall be considered to have occurred pursuant to a plan if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Agreement (a "Related Transaction"). In addition, shares of Rasna Stock with respect to which a Sale occurs prior to the Merger in a Related Transaction, shall be treated for these purposes as if such shares of Rasna Stock were exchanged for the Parametric Shares and the Parametric Shares were disposed of in a Sale pursuant to a plan.

     4. The undersigned shall not engage in any Sale of the Parametric Shares in violation of the registration requirements of the Act or the rules and regulations of the SEC thereunder.

     5. The undersigned has been advised that if the undersigned is in fact an "affiliate" of Rasna at the time the Agreement was submitted for a vote of the shareholders of Rasna and the distribution by the undersigned of the Parametric Shares has not been registered under the Act, Rule 145 under the Act will restrict the undersigned's sales of Parametric Shares received in the Merger. The undersigned will not sell or otherwise dispose of any Parametric Shares, except pursuant to Rule 145(d) under the Act, an effective registration statement under the Act or exemption from the registration requirements under the Act (provided that the undersigned may make bona fide gifts or distributions (including, if the undersigned is a partnership, to its partners) without consideration, or transfers by operation of law, so long as any donee or transferee agrees not to sell, transfer or otherwise dispose of Parametric Shares except as provided herein).

     6. The undersigned has carefully read this letter and the Agreement and has discussed the requirements of each and the limitations upon the disposition of the Parametric Shares received by the undersigned, to the extent deemed necessary, with the undersigned's counsel.

B.  The undersigned understands and agrees that:

     1. Parametric is under no further obligation to register the sale, transfer or other disposition of the Parametric Shares or, except as provided in paragraph C.1. below, to take any action necessary in order to make an exemption from registration available.

     2. Stop transfer instructions will be given to the transfer agent of Parametric with respect to the Parametric Shares, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution or exchange therefor, a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) OR AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

     3. Unless the transfer by the undersigned of the Parametric Shares is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to a registration statement under the Act, Parametric reserves the right to put an appropriate legend on the certificates issued to a transferee.

     4. This agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees, devisees and successors of the undersigned and any pledgee holding Parametric Shares as collateral.

C.  Parametric represents and agrees as follows:

     1. For so long as and to the extent necessary to permit the undersigned to sell the Parametric Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parametric shall use its best efforts to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") so long as it is subject to such requirement, furnish to the undersigned upon request a written statement as to whether Parametric has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 145 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144. Parametric has filed all reports required to be filed with the SEC under Section 13 of the 1934 Act during the preceding 12 months.

     2. Parametric agrees that the stop transfer instructions and legends referred to in Paragraph B.2 hereof shall be terminated or removed if the undersigned shall have delivered to Parametric a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance satisfactory to Parametric or other evidence satisfactory to Parametric, to the effect that such instructions and legends are not required for the purposes of the Act.

D. This letter agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.


                                          Very truly yours,



                                          --------------------------------------
                                          Name:
                                          Address:



Accepted this         day of
         , 1995

PARAMETRIC TECHNOLOGY CORPORATION



By
  ---------------------------------------
 Title: